FINAL PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
(Seven Fields Development Company)

This Final Plan of Complete Liquidation and Dissolution (the "Plan") of Seven Fields Development
Company ("SF Trust"), a Pennsylvania Business Trust, is adopted by the trustees of the SF Trust in connection with, and shall be coordinated with Final Plans of Liquidation and Dissolution of the following related companies: (1) Seven Fields Development (PA), Inc., a Pennsylvania corporation ("SF Pennsylvania")
(2) Seven Fields (DEL), Inc., a Delaware corporation ("SF Delaware"), and (3) Seven Fields Management, Inc.,
a Pennsylvania corporation ("SF Management"), (which, together with the
 SF Trust, are hereinafter collectively
referred to as the "SF Companies"). The Plan shall be effective as of October 29, 2001, the date of the final approval of the Plan by the trustees of SF Trust and the directors of each of the other SF Companies
(the "Effective Date").

The SF Trust acknowledges the following facts:

I. The SF Companies were formed as a result of a reorganization of Seven Fields Development
Corporation, which had been formed to carry out the development and liquidation of certain parcels of real estate in Butler County, Pennsylvania pursuant to an order of Federal Bankruptcy Count of the
Western District of Pennsylvania (the "Bankruptcy Court).

II. The SF Trust, which is the direct successor to the entities which were placed under the protection of the Bankruptcy Court is charged with the repayment, to the extent its assets are sufficient to do so, of certain investor debt obligations ("Investor Debt") and only after the Investor Debt is repaid, with making distributions on equity interests of the SF Trust ("Investor Equity"). However, the proceeds from the sale of the assets of the SF Trust will be insufficient to repay the debt obligations, and none of the proceeds will be available to pay any equity interests.

III. Since the time of the order of the Bankruptcy Court, the SF Companies have developed and sold, on an ongoing basis, substantially all of such parcels of real estate and related assets to unaffiliated third parties, with the result that the SF Companies own only four significant parcels of commercial property
(the "Remaining Real Estate"), which Remaining Real Estate is under agreement of sale, with two parcels scheduled to be sold on or about October 31, 2001 and the remaining two being scheduled to be sold on or about June of 2002.

IV. The SF Companies are part of an affiliated group, controlled and related as follows:

1) SF Trust is the operating company and the owner of the Remaining Real Estate.

2)  SF Management is a wholly owned subsidiary of SF
Pennsylvania and the Trustee of
SF Trust.

3)  SF Delaware is a wholly owned subsidiary of SF
Pennsylvania and the owner of
83% of the beneficial interests and the Investor
 Debt of SF Trust, the other 17% of such interests and debt obligations being held by approximately
700 individuals.

V.  The SF Trust desires to cause the Remaining Real
Estate to be sold, to distribute
the major portion of the cash resulting from the sale of
 the Remaining Real Estate and the
other previously sold assets of the SF Trust (to the extent
 that such cash has not been previously
distributed), and to cause the SF Trust to deposit the remaining portion of such cash in a liquidating trust created to hold such cash for approximately three years as a source of funds to pay any possible legitimate claims which may be payable as a result of the prior operations of the SF Trust (the
 "Liquidating Trust").  The SF Trust acknowledges that
 SF Pennsylvania is establishing its own
liquidating trust to provide for any liabilities and expenses of SF Pennsylvania.

NOW THEREFORE, each of the SF Companies propose and agree to the following Plan.

1. Dissolution. As promptly as practicable after the Effective Date of the Plan, the SF Trust shall be dissolved and/or terminated as follows and in the order set forth below:

The SF Trust shall undergo the process of termination i n accordance with the termination provisions (Article X) of the Deed of Trust establishing the SF Trust. The SF Trust shall pay off all known expenses and liabilities in connection with its operations.
 The SF Trust shall then distribute
 to the Liquidating Trustee the Remaining Real Estate and all of the funds of the SF Trust after payment of such debts and expenses, to be held on behalf of the holders of the Investor Debt and Investor Equity, in proportion to their interests. The Liquidating Trustee shall distribute, as agent for the SF Trust and on behalf of the SF Trust as soon as is practical after the Effective Date, all funds to the holders of the Investor Debt in proportion to their holdings, except that it shall withhold from such distribution an amount (the "Contingent Fund") equal to $1,000,000 to provide for any unknown contingent liabilities;
provided that the size of the Contingent Fund may be adjusted at the discretion of the trustees of the SF
 Trust and or the Liquidating Trust as they deem appropriate.
The Remaining Real Estate shall be sold,
 and the funds shall be held as part of the rest of the trust funds. Such Contingent Fund shall be retained by the Liquidating Trust, and shall be held and administered in accordance with its terms, a copy of which Liquidating Trust Agreement is attached as Exhibit A.
The Liquidating Trust shall continue for three years or such other term as the trustees of the
 Liquidating Trust shall deem appropriate for the purpose of the settlement of all contingent claims. The amount remaining in the Liquidating Trust at its termination shall be distributed pro-rata to the holders of the Investor Debt and Investor Equity as required.

2. Cessation of Business. After the Effective Date, the SF Trust shall not engage in any business activities, except for the purpose of preserving the value of its assets, properties and rights, winding up and settling its business affairs, and distributing its assets, properties and rights, in accordance with the
 Plan. The trustees then in office, and, at the discretion of the trustees, the officers and managers, shall continue in office solely for such purposes.

3. Notice to Creditors/Taxing Authorities. After the Effective Date, the SF Trust shall cause notice of the winding up proceedings to be officially published one time in an English language newspaper of general circulation in Allegheny County, Pennsylvania, the Legal Journal and such other newspaper in any other geographic region where the SF Trust conducted business, and shall immediately cause notice of the winding up proceedings to be mailed by certified or registered mail to each known creditor and claimant and to each municipal corporation in which the SF Trust's registered offices or principal places of business in the Commonwealth of Pennsylvania or other state is located.

4.  Determination of Holders of Investor Debt and
Investor Equity. The interest of any holder of Investor Debt and/or Investor Equity in the assets, properties and rights of the SF Trust shall be
determined and fixed on the basis of such holders' record ownership of the outstanding Investor
 Debt and/or Investor Equity of the SF Trust at the close of business on the Final Liquidation Date.
At such time, the records of the SF Trust shall be closed.
 Thereafter, unless such records are reopened because the Plan cannot be carried into effect under the laws of the Commonwealth of Pennsylvania,
 or otherwise, an investor's interest in the assets, properties and rights of the Corporation shall not be transferable, except as may be specifically provided in the Liquidating Trust Agreement.

5. Cancellation of Outstanding Certificates. Each of the distributions in complete liquidation shall be in exchange solely for, in complete redemption and cancellation of, and in payment for, all the outstanding Investor Debt and/or Investor Equity of the SF Trust. Immediately after the Final Liquidation
Date each holder of Investor Debt and/or Investor Equity shall be deemed to have surrendered his or her certificates evidencing such debt or equity for cancellation upon receipt of the distributions herein authorized.
The Board of Directors hereby appoints the trustee of the Liquidating Trust to act on behalf of the SF
Trust to make a distribution of distributions from the Liquidating Trust and to cancel the above certificates on behalf of the SF Trust as provided herein.

6. Certificates and Filings. When all liabilities of the SF Trust have been discharged or adequate provision has been made therefor through the Liquidating
 Trust, and all of the remaining assets,
properties and rights of the SF Trust have been distributed or fairly and equitable applied to the payment of the SF Trust's liabilities, SF Trust shall prepare and file final income and other tax returns or reports required of the SF Trust by law, and shall prepare and file or deliver at such times as the trustees of the SF Trust deem necessary or proper, all other forms, returns, documents, instruments and information required to be filed by the taxing and other governmental authorities with jurisdiction over the SF Trust by reason of the complete liquidation and dissolution of the SF Trust.


7. Authorization. The trustees and, if authorized by the trustees, the officers, shall have authority to do or authorize any and all acts and things as provided for in the Plan and any and all such further acts and things as they may consider desirable to carry out the purposes of the Plan, including the execution
 and filing of all such certificates, documents, information returns, tax returns, and other documents which may be necessary or appropriate to implement the Plan. The trustees may authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effectuate the complete liquidation, dissolution and termination of existence of the SF Trust, and the distribution of its assets to the Liquidating Trust its shareholders in accordance with the Deed of Trust.
  The death, resignation, or other disability of any trustee or officer of the SF Trust shall not impair the authority of the surviving or remaining trustees or officer(s) to exercise any of the powers provided for in the Plan.  Upon such death, resignation or other
 disability, the surviving or remaining trustees, or, if there be none, the surviving or remaining officer(s), shall have authority to fill the vacancy or vacancies so created, but the failure to fill such vacancies shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in the Plan.

ATTEST/WITNESS:			SEVEN FIELDS DEVELOPMENT
				COMPANY


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